Exhibit 99.1

Arvinas, Inc. Announces Pricing of $400 Million Public Offering of Common Stock

NEW HAVEN, Conn., December 15, 2020 – Arvinas, Inc. (Nasdaq: ARVN), a clinical-stage biotechnology company creating a new class of drugs based on targeted protein degradation using its PROTAC® Discovery Engine, today announced the pricing of an underwritten public offering of 5,714,286 shares of its common stock at a price of $70.00 per share, before underwriting discounts and commissions. In addition, Arvinas has granted the underwriters an option for a period of 30 days to purchase up to an additional 857,142 shares of common stock at the public offering price, less the underwriting discounts and commissions. All of the shares are being offered by Arvinas.

Goldman Sachs & Co. LLC and Piper Sandler & Co. are acting as joint book-running managers for the offering. Cantor Fitzgerald & Co. and BMO Capital Markets are acting as co-managers for the offering. The offering is expected to close on or about December 18, 2020, subject to customary closing conditions.

An automatically effective shelf registration statement on Form S-3 (File No. 333-251326) relating to the shares of common stock offered in the public offering was filed with the Securities and Exchange Commission (the “SEC”) on December 14, 2020. The offering is being made only by means of a prospectus supplement and accompanying prospectus that form a part of the registration statement. A final prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may also be obtained, when available, by contacting: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, telephone: 866-471-2526, facsimile: 212-906-9316 or by emailing prospectus-ny@ny.email.gs.com; or Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, by telephone at 800-747-3924 or by email at prospectus@psc.com.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy these securities, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Arvinas, Inc.

Arvinas is a clinical-stage biopharmaceutical company dedicated to improving the lives of patients suffering from debilitating and life-threatening diseases through the discovery, development, and commercialization of therapies that degrade disease-causing proteins. Arvinas uses its proprietary PROTAC® Discovery Engine platform to engineer proteolysis targeting chimeras, or PROTAC® targeted protein degraders, that are designed to harness the body’s own natural protein disposal system to selectively and efficiently degrade and remove disease-causing proteins. In addition to its robust preclinical pipeline of PROTAC® protein degraders against validated and “undruggable” targets, the company has two clinical-stage programs: ARV-110 for the treatment of men with metastatic castrate-resistant prostate cancer; and ARV-471 for the treatment of patients with locally advanced or metastatic ER+/HER2- breast cancer.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties, including statements regarding the proposed public offering, including the closing of the public offering. All statements, other than statements of historical facts, contained in this press release, including statements regarding our strategy, future operations, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make as a result of various risks and uncertainties, including but not limited to satisfaction of customary closing conditions related to the public offering, whether we will be able to conduct, complete and receive results from clinical trials for our product candidates on our expected timelines, or at all, whether our cash resources will be sufficient to fund our foreseeable and unforeseeable operating expenses and capital expenditure requirements on our expected timeline and other important factors discussed in the “Risk Factors” sections contained in our quarterly and annual reports on file with the SEC. The forward-looking statements contained in this press release reflect our current views with respect to future events, and we assume no obligation to update any forward-looking statements except as required by applicable law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this release.

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Investors:

Will O’Connor, Stern Investor Relations

ir@arvinas.com

Media:

Kirsten Owens, Arvinas Communications

kirsten.owens@arvinas.com